Exhibit 99.1

NEWS RELEASE	FOR IMMEDIATE RELEASE

Alliance Financial Announces Second Quarter Earnings

Syracuse, NY, July 24, 2007- Alliance Financial Corporation (NASDAQ: ALNC), the holding company for Alliance Bank, N.A., announced today that its net income for the second quarter of 2007 was $2.3 million, an increase of 15.3% compared with $2.0 million in the year-ago quarter. Diluted earnings per share decreased 11.1% to $0.48 in the second quarter, compared with $0.54 in the second quarter of 2006. Net income for the six months ended June 30, 2007 was $4.6 million or $0.97 per diluted share, compared with $3.4 million or $0.94 per diluted share in the year-ago period. The changes in net income and earnings per share reflect in large part the impact of the acquisition of Bridge Street Financial, Inc. (“Bridge Street”), in October 2006 and the increase in shares outstanding that resulted from the acquisition.

Jack H. Webb, President and CEO of Alliance said, “Intense competition and a challenging interest rate environment continued to influence our results in the second quarter, causing sluggish loan growth and continuing upward pressure on our cost of funds. We managed to substantially offset our higher cost of funds through higher earning asset yields. Expense control will continue to be a high priority for us in this operating environment. Having successfully eliminated more than $4 million of non-interest expense from the former Bridge Street operations, we are continuing to focus our attention on further non-interest expense reduction opportunities across our organization.”

Total assets were $1.27 billion at June 30, 2007, which was unchanged from December 31, 2006. Total loans and leases (net of unearned income) were $886.9 million at June 30, 2007, compared with $885.1 million and $882.6 million at March 31, 2007 and December 31, 2006, respectively. Commercial loans totaled $221.6 million or 25.0% of total loans and leases at June 30, 2007, compared with $224.2 million or 25.3% and $223.5 million or 25.3% of total loans and leases at March 31, 2007 and December 31, 2006, respectively. Prepayments of several commercial relationships totaling $6.3 million offset otherwise modest growth in the second quarter. Webb continued, “Commercial loan growth will likely continue to be constrained for the foreseeable future as a result of the soft economic growth in our markets and significant competition among financial institutions. We feel that it is in the best long-term interest of our shareholders to continue to maintain our high credit standards which may negatively impact our ability to increase assets over the short-term.”

At June 30, the Company’s commercial lease portfolio (net of unearned income) totaled $130.0 million or 14.7% of total loans and leases, compared with $132.4 million or 15.0% and $131.3 million (14.9% of total loans and leases) at March 31, 2007 and December 31, 2006, respectively.

Total deposits were $929.3 million at June 30, 2007, compared with $934.5 million and $935.6 million at March 31, 2007 and December 31, 2006, respectively.

Nonperforming assets were $5.5 million or 0.43% of total assets, compared with $5.6 million or 0.44% of total assets and $2.6 million or 0.21% of total assets at March 31, 2007 and December 31, 2006, respectively. Three relationships comprised most of the increase in nonperforming assets which occurred in the first quarter of 2007, the largest of which is a $1.2 million short-term secured commercial loan. The other two are secured commercial relationships totaling $1.1 million which were acquired as part of the acquisition of Bridge Street.

The provision for loan and lease losses was $700,000 in the second quarter of 2007, compared with $417,000 in the year-ago quarter. Net charge-offs were $495,000 in the three months ended June 30, 2007, compared with $293,000 in the year-ago quarter. The allowance for loan and lease losses was $7.5 million at June 30, 2007, compared with $7.3 million and $7.0 million at March 31, 2007 and December 31, 2006, respectively. The ratio of the allowance for loan and lease losses to nonperforming loans and leases was 139.3% at June 30, 2007, compared with 132.7% and 266.4% at March 31, 2007 and December 31, 2006, respectively. The ratio of the allowance for loan and lease losses to total loans and leases was 0.85% at June 30, 2007, compared with 0.83% and 0.80% at March 31, 2007 and December 31, 2006, respectively.

Shareholders’ equity was $110.3 million at June 30, 2007, compared with $110.3 million and $109.5 million at March 31, 2007 and December 31, 2006, respectively. Net income of $2.3 million in the second quarter of 2007 was offset by dividends of $1.1 million. Additionally, accumulated other comprehensive loss increased $1.3 million due to an increase in unrealized losses on securities available-for-sale. Our securities available-for-sale portfolio is predominately comprised of investment grade mortgage-backed securities, securities issued by U.S. government sponsored corporations and municipal securities. Our mortgage-backed securities portfolio is comprised of pass-through securities guaranteed by either Fannie Mae, Freddie Mac or Ginnie Mae, and does not include any securities backed by subprime or other high-risk mortgages. The increase in unrealized losses resulted from changes in market interest rates during the period.

Net interest income totaled $8.0 million in the three months ended June 30, 2007, an increase of $1.5 million compared with the second quarter of 2006, which resulted primarily from an increase in average earning assets of $213.4 million compared with the year-ago quarter. The acquisition of Bridge Street and growth in the Company’s lease portfolio in the second half of 2006 were the primary contributors to the earning asset growth. Loans and leases comprised 77.0% of average earning assets in the second quarter of 2007, compared with 72.4% in the year-ago quarter. The higher proportion of earning assets in loans and leases combined with general upward repricing of the Company’s earning-assets contributed to an increase in the Company’s earning asset yield which substantially offset an increase in its cost of funds. The Company’s earning asset yield was 6.35% in the second quarter of 2007, an increase of 38 basis points compared with the same quarter in 2006. The earning asset yield was 6.30% in the first quarter of 2007.

The Company’s cost of funds was 3.78% in the second quarter of 2007, an increase of 39 basis points compared with the second quarter of 2006. The Company’s cost of funds was 3.67% in the first quarter of 2007. The increase in the cost of funds compared with the year-ago quarter resulted primarily from higher short-term interest rates and highly competitive pricing for time accounts and municipal deposits in our market area. The average rate paid on the Company’s time accounts in the second quarter was 4.71% compared with 4.16% in the second quarter of 2006 and 4.60% in the first quarter of 2007.

The Company’s net interest margin on a tax-equivalent basis was 3.01% in the second quarter of 2007, which was unchanged from the second quarter of 2006. The net interest margin was 3.04% in the first quarter of 2007.

The Company expects that the highly competitive loan and deposit pricing in its markets will continue for the foreseeable future, which will continue to influence net interest margin.

Non-interest income was $5.2 million in the second quarter of 2007, which was an increase of $1.1 million or 25.9% compared with $4.1 million in the second quarter of 2006. The increase occurred primarily as a result of the Bridge Street acquisition. Rental income from leases decreased $153,000 or 75.4% due to the declining balance in the operating lease portfolio. The Company ceased originating operating leases in early 2004, and as a result, rental income will continue to decline in 2007. Non-interest income comprised 39.3% of total revenue in the second quarter of 2007 compared with 38.8% in the year-ago quarter and 38.6% in the first quarter of 2007.

Non-interest expenses were $9.6 million in the quarter ended June 30, 2007, an increase of $1.9 million or 24.5% compared to $7.7 million in the second quarter of 2006. The increase resulted primarily from the incremental costs associated with the operation of the Bridge Street branches and insurance agency, the costs associated with processing the increased volume of customer transactions and amortization of intangible assets recorded in connection with the acquisition. The Company’s efficiency ratio was 72.5% in the second quarter of 2007, compared with 72.3% in the year-ago quarter and 70.8% in the first quarter of 2007.

The Company’s effective tax rate was 22.8% in the second quarter, compared with 22.4% in the year-ago quarter. The higher effective tax rate is primarily the result of tax-exempt income representing a lower proportion of the Company’s total income due to the Bridge Street acquisition.

Alliance Financial Corporation is an independent financial holding company with Alliance Bank, N.A. as its principal subsidiary. It provides banking, commercial leasing, and trust and investment services through 29 office locations in Cortland, Madison, Oneida, Onondaga and Oswego counties, and insurance brokerage through its wholly-owned subsidiary, Ladd’s Agency, Inc. The Bank also operates a trust administration center in Buffalo, NY and offers equipment lease financing through its wholly-owned subsidiary, Alliance Leasing, Inc.

This press release contains certain forward-looking statements with respect to the financial condition, results of operations and business of Alliance Financial Corporation. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: an increase in competitive pressure in the banking industry; changes in the interest rate environment reduce margins; changes in the regulatory environment; general economic conditions, either nationally or regionally, that are less favorable than expected, resulting, among other things, in a deterioration in credit quality; changes in business conditions and inflation; changes in the securities markets; changes in technology used in the banking business; our ability to maintain and increase market share and control expenses; the possibility that our trust business will fail to perform as currently anticipated; and other factors detailed from time to time in our SEC filings.

Contact:	Alliance Financial Corporation
J. Daniel Mohr, Treasurer and CFO	(315) 475-4478

Alliance Financial Corporation

Consolidated Balance Sheets (Unaudited)

	June 30, 2007	December 31, 2006

Assets	(Dollars in thousands, except share and per share data)
Cash and due from banks	$29,124	$27,398
Securities available-for-sale	248,027	254,002
Federal Home Loan Bank of NY (FHLB) and
Federal Reserve Bank (FRB) Stock	9,233	7,985

Total loans and leases, net of unearned income	886,887	882,566
Less allowance for loan and lease losses	7,538	7,029

Net loans and leases	879,349	875,537

Premises and equipment, net	19,284	20,125
Accrued interest receivable	4,533	4,605
Bank-owned life insurance	16,762	16,449
Assets held for sale	2,367	2,367
Goodwill	33,626	33,456
Intangible assets, net	14,028	14,912
Other assets	16,854	16,131

Total assets	$1,273,187	$1,272,967

Liabilities and shareholders equity
Liabilities:
Deposits:
Non-interest bearing	126,606	129,575
Interest bearing	802,686	806,021

Total deposits	929,292	935,596

Borrowings	186,309	179,650
Accrued interest payable	2,968	2,651
Other liabilities	18,528	19,790
Junior subordinated obligations issued to
unconsolidated subsidiary trusts	25,774	25,774

Total liabilities	1,162,871	1,163,461

Common stock	4,910	4,895
Surplus	39,287	38,986
Undivided profits	73,181	70,658
Accumulated other comprehensive loss	(3,169)	(2,122)
Treasury stock	(3,893)	(2,911)

Total shareholders equity	110,316	109,506

Total liabilities and shareholders equity	$1,273,187	$1,272,967

Common shares outstanding	4,783,509	4,800,512
Book value per share	$23.06	$22.81
Tangible book value per share	$13.10	$12.74

Alliance Financial Corporation

Consolidated Average Balances (Unaudited)

	Three months ended June 30,		Six months ended June 30,

	2007	2006	2007	2006

	(Dollars in thousands)
Earning assets:
Federal funds sold and interest earning deposits	$—	$3,569	$141	$4,358
Securities	255,779	249,272	255,335	253,956
FHLB and FRB stock	8,783	5,670	8,488	5,880
Loans and leases receivable:
Residential real estate loans	259,751	189,762	257,588	188,241
Commercial loans	221,468	164,916	221,681	162,583
Leases, net of unearned income	131,736	75,796	131,438	71,218
Indirect loans	180,782	179,734	181,214	176,569
Other consumer loans	91,093	67,269	90,892	68,037

Loans and leases receivable, net of unearned income	884,830	677,477	882,813	666,648

Total earning assets	1,149,392	935,988	1,146,777	930,842

Non-earning assets	123,438	52,982	121,570	54,170

Total assets	$1,272,830	$988,970	$1,268,347	$985,012

Interest bearing liabilities:
Interest bearing checking accounts	$95,575	$83,021	$96,027	$84,451
Savings accounts	85,437	55,758	85,130	55,591
Money market accounts	198,490	173,635	199,491	176,190
Time deposits	433,410	361,379	429,097	351,711
Borrowings	177,521	131,928	178,835	134,973
Junior subordinated obligations	25,774	10,310	25,774	10,310

Total interest bearing liabilities	1,016,207	816,031	1,014,354	813,226

Non-interest bearing deposits	125,239	93,507	124,738	91,990
Other non-interest bearing liabilities	20,708	9,646	19,047	9,713

Total liabilities	1,162,154	919,184	1,158,139	914,929
Shareholders equity	110,676	69,786	110,208	70,083

Total liabilities and shareholders equity	$1,272,830	$988,970	$1,268,347	$985,012

Alliance Financial Corporation

Loan and Deposit Composition (Unaudited)

	June 30, 2007		March 31, 2007		December 31, 2006

	Amount	Percent	Amount	Percent	Amount	Percent

Loan portfolio composition
Residential real estate loans	$262,911	29.6%	$257,682	29.1%	$253,825	28.8%
Commercial loans	221,649	25.0%	224,209	25.3%	223,527	25.3%
Leases, net of unearned income	130,028	14.7%	132,400	15.0%	131,338	14.9%
Indirect loans	181,603	20.5%	181,746	20.5%	182,528	20.7%
Other consumer loans	90,696	10.2%	89,039	10.1%	91,348	10.3%

Total loans and leases	$886,887	100.0%	$885,076	100.0%	$882,566	100.0%

Allowance for loan and lease losses	(7,538)		(7,333)		(7,029)

Net loans and leases	$879,349		$877,743		$875,537

Deposit composition
Non-interest bearing checking	$126,606	13.6%	$125,819	13.5%	$129,575	13.9%
Interest bearing checking	97,806	10.5%	97,170	10.4%	93,819	10.0%

Total checking	224,412	24.1%	222,989	23.9%	223,394	23.9%
Savings	84,965	9.2%	86,101	9.2%	86,025	9.2%
Money market	184,357	19.8%	209,672	22.4%	189,142	20.2%
Time deposits	435,558	46.9%	415,773	44.5%	437,035	46.7%

Total deposits	$929,292	100.0%	$934,535	100.0%	$935,596	100.0%

Alliance Financial Corporation

Consolidated Statements of Income (Unaudited)

	Three months ended June 30,		Six months ended June 30,

	2007	2006	2007	2006

	(Dollars in thousands, except share and per share data)

Interest income:
Interest and fees on loans and leases	$14,662	$10,781	$29,223	$20,769
Federal funds sold and interest
bearing deposits	—	49	3	108
Securities	2,987	2,635	5,800	5,297

Total interest income	17,649	13,465	35,026	26,174

Interest expense:
Deposits:
Savings accounts	114	79	224	151
Money market accounts	1,587	1,258	3,140	2,436
Time accounts	5,106	3,758	9,989	6,927
NOW accounts	230	118	413	201

Total	7,037	5,213	13,766	9,715
Borrowings:
Repurchase agreements	717	596	1,411	1,172
FHLB advances	1,356	911	2,747	1,816
Junior subordinated obligations	490	205	972	396

Total interest expense	9,600	6,925	18,896	13,099

Net interest income	8,049	6,540	16,130	13,075
Provision for loan and lease losses	700	417	1,450	1,417

Net interest income after provision	7,349	6,123	14,680	11,658
for loan and lease losses

Non-interest income:
Trust & brokerage income	2,281	2,232	4,498	4,480
Insurance agency income	459	—	856	—
Service charges on deposit
accounts	1,288	980	2,540	1,937
Gain on the sale of loans	39	33	83	46
Income from bank-owned life
insurance	157	100	313	198
Card-related fees	489	287	935	558
Rental income from leases	50	203	126	416
Other non-interest income	449	306	950	537

Total non-interest income	5,212	4,141	10,301	8,172

Non-interest expense:
Salaries and employee benefits	4,563	3,902	8,997	7,819
Occupancy and equipment expense	1,705	1,545	3,527	3,033
Communication expense	217	126	409	261
Stationery and supplies expense	166	104	294	211
Marketing expense	426	206	716	603
Amortization of intangible asset	435	126	884	252
Professional fees	727	641	1,427	1,389
Other operating expense	1,378	1,073	2,684	1,978

Total non-interest expense	9,617	7,723	18,938	15,546
Income before income tax expense	2,944	2,541	6,043	4,284
Income tax expense	671	569	1,416	872

Net income	$2,273	$1,972	$4,627	$3,412

Share and Per Share Data
Basic average shares outstanding	4,709,334	3,487,279	4,716,944	3,491,336
Diluted average shares outstanding	4,771,091	3,638,442	4,785,445	3,633,035
Basic earnings per share	$0.48	$0.57	$0.98	$0.98
Diluted earnings per share	$0.48	$0.54	$0.97	$0.94
Cash dividends declared	$0.22	$0.22	$0.44	$0.44

Alliance Financial Corporation

Consolidated Financial Information (Unaudited)

	June 30,	March 31,	December 31,
	2007	2007	2006

	(Dollars in thousands)

Asset quality
Non-accruing loans and leases
Residential real estate loans	$295	$297	$298
Commercial loans	3,486	2,874	1,248
Leases	350	228	99
Indirect loans	40	84	63
Other consumer loans	231	280	141

Total non-accruing loans and leases	4,402	3,763	1,849
Accruing loans and leases delinquent 90 days
or more	1,009	1,763	790

Total non-performing loans and leases	5,411	5,526	2,639
Other real estate and repossessed assets	66	66	—

Total non-performing assets	$5,477	$5,592	$2,639

	Three months ended		Six months ended
Allowance for loan and lease losses	June 30,		June 30,

	2007	2006	2007	2006

	(Dollars in thousands)

Allowance for loan and lease losses, beginning of period	$7,333	$5,046	$7,029	$4,960

Loans and leases charged-off	(818)	(441)	(1,453)	(1,511)
Recoveries of loans and leases previously
charged-off	323	148	512	304

Net loans and leases charged-off	(495)	(293)	(941)	(1,207)

Provision for loan and lease losses	700	417	1,450	1,417

Allowance for loan and lease losses, end of period	$7,538	$5,170	$7,538	$5,170

Alliance Financial Corporation

Consolidated Financial Information (Unaudited)

Key Ratios	At or for the three months ended June 30		At or for the six months ended June 30

	2007	2006	2007	2006

Return on average assets	0.71%	0.80%	0.73%	0.69%
Return on average equity	8.22%	11.30%	8.40%	9.74%
Yield on earning assets	6.35%	5.97%	6.32%	5.84%
Cost of funds	3.78%	3.39%	3.73%	3.22%
Net interest margin (tax equivalent) (1)	3.01%	3.01%	3.02%	3.03%
Non-interest income to total income (2)	39.31%	38.77%	38.97%	38.46%
Efficiency ratio (3)	72.52%	72.31%	71.65%	73.17%
Dividend payout ratio (4)	45.83%	40.74%	45.36%	46.81%

Net loans and leases charged-off to average loans and leases, annualized	0.22%	0.17%	0.21%	0.36%
Provision for loan and lease losses to average loans and leases, annualized	0.32%	0.25%	0.33%	0.43%
Allowance for loan and lease losses to total loans and leases	0.85%	0.76%	0.85%	0.76%
Allowance for loan and lease losses to non-performing loans and leases	139.3%	623.9%	139.3%	623.9%
Non-performing loans and leases to total loans and leases	0.61%	0.12%	0.61%	0.12%
Non-performing assets to total assets	0.43%	0.09%	0.43%	0.09%

(1)	Tax equivalent net interest income divided by average earning assets
(2)	Non-interest income (net of realized gains and losses on securities) divided by the sum of net interest income and non-interest income (net of realized gains and losses on securities)
(3)	Non-interest expense divided by the sum of net interest income and non-interest income (net of realized gains and losses on securities)
(4)	Cash dividends declared per share divided by diluted earnings per share

Alliance Financial Corporation

Selected Quarterly Financial Data (Unaudited)

	2007		2006

	Second	First	Fourth	Third	Second

	(Dollars in thousands, except share and per share data)
Interest income	$17,649	$17,377	$17,433	$14,066	$13,465
Interest expense	9,600	9,296	9,248	7,604	6,925
Net interest income	8,049	8,081	8,185	6,462	6,540
Provision for loan and lease losses	700	750	510	550	417
Net interest income after provision for loan and leases losses	7,349	7,331	7,675	5,912	6,123
Other non-interest income	5,212	5,089	5,476	4,170	4,141
Other non-interest expense	9,617	9,321	10,756	7,688	7,723
Income before income tax expense	2,944	3,099	2,395	2,394	2,541
Income tax expense	671	745	315	575	569
Net income	$2,273	$2,354	$2,080	$1,819	$1,972

Stock and related per share data
Basic earnings per share	$0.48	$0.50	$0.44	$0.52	$0.57
Diluted earnings per share	$0.48	$0.49	$0.43	$0.51	$0.54
Basic weighted average shares outstanding	4,709,334	4,724,638	4,720,384	3,503,851	3,487,279
Diluted weighted average shares outstanding	4,771,091	4,799,638	4,801,544	3,585,204	3,638,442
Cash dividends paid per share	$0.22	$0.22	$0.22	$0.22	$0.22
Dividend payout ratio(1)	45.83%	44.90%	51.16%	43.14%	40.74%
Book value	$23.06	$23.07	$22.81	$20.51	$19.55
Tangible book value(2)	$13.10	$13.01	$12.74	$17.92	$16.89

Capital
Tier 1 leverage ratio	7.41%	7.34%	7.34%	8.93%	7.50%
Tier 1 risk based capital	10.41%	10.15%	10.14%	12.45%	10.85%
Total risk based capital	11.29%	11.01%	10.97%	13.39%	11.64%

Selected ratios
Return on average assets	0.71%	0.75%	0.67%	0.72%	0.80%
Return on average equity	8.22%	8.58%	8.31%	10.27%	11.30%
Yield on earning assets	6.35%	6.30%	6.34%	6.11%	5.97%
Cost of funds	3.78%	3.67%	3.70%	3.66%	3.39%
Net interest margin (tax equivalent) (3)	3.01%	3.04%	3.08%	2.92%	3.01%
Non-interest income to total income (4)	39.31%	38.64%	40.08%	39.22%	38.77%
Efficiency ratio(5)	72.52%	70.77%	78.74%	72.31%	72.31%

Asset quality ratios
Net loans and leases charged-off to average loans and leases, annualized	0.22%	0.20%	0.08%	0.18%	0.17%
Provision for loans and lease losses to average loans and leases, annualized	0.32%	0.34%	0.24%	0.31%	0.25%
Allowance for loan and lease losses to total loans and leases	0.85%	0.83%	0.80%	0.75%	0.76%
Allowance for loan and lease losses to non- performing loans and leases	139.3%	132.7%	266.4%	495.8%	623.9%
Non-performing loans and leases to total loans and leases	0.61%	0.62%	0.30%	0.15%	0.12%
Non-performing assets to total assets	0.43%	0.44%	0.21%	0.11%	0.09%

(1)	Cash dividends declared per share divided by diluted earnings per share
(2)	Shareholders’ equity less goodwill and intangible assets divided by common shares outstanding
(3)	Tax equivalent net interest income divided by average earning assets
(4)	Non-interest income (net of realized gains and losses on securities) divided by the sum of net interest income and non-interest income (net of realized gains and losses on securities)
(5)	Non-interest expense divided by the sum of net interest income and non-interest income (net of realized gains and losses on securities